Exhibit 32.2

VERTICALNET, INC.

CERTIFICATION BY THE CHIEF FINANCIAL OFFICER

RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

I, Gene S. Godick, Executive Vice President and Chief Financial Officer of Verticalnet, Inc., a Pennsylvania corporation (the “Company”), hereby certify to my knowledge that:

(1)	The Company’s periodic report on Form 10-Q for the period ended June 30, 2003 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gene S. Godick
Gene S. Godick Executive Vice President and Chief Financial Officer Date: August 14, 2003

A signed original of this written statement required by Section 906 has been provided to Verticalnet, Inc. and will be retained by Verticalnet, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.